Exhibit 99.1

News Release

Contact:	William J. Brunner, CFO - Shareholders & Analysts (317) 269-1614 Beth Copeland - Media (317) 269-1395

FIRST INDIANA CORPORATION TO HOST
CONFERENCE CALL ON JANUARY 19

INDIANAPOLIS, January 3, 2006 — First Indiana Corporation will review year-end 2005 results in a conference call for investors and analysts on Thursday, January 19, 2006, beginning at 2:00 p.m. Eastern Time.

To participate, please call (800) 278-9857 and ask for First Indiana year-end 2005 earnings. A replay of the call will be available from 5:00 p.m. EST on Thursday, January 19, 2006 through midnight, Thursday, January 26, 2006. To hear the replay, call (800) 642-1687 and use conference ID: 3915520.

A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com, under the “Investor Relations” section the evening of Wednesday, January 18, 2006.

First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 30 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.